SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2004

KIRKLAND’S, INC.

(Exact Name of Registrant as Specified in Charter)

TENNESSEE	000-49885	62-1287151
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation or	file	Identification
Organization)	number)	Number)

805 NORTH PARKWAY
JACKSON, TENNESSEE 38305
(Address of principal executive offices)

(731) 668-2444
(Registrant’s telephone number, including area code)

Item 12. Results of Operations and Financial Condition.
Signatures

Item 12. Results of Operations and Financial Condition.

     On August 5, 2004, Kirkland’s, Inc. (the “Company”) issued a press release reporting sales results for the 13-week and 26-week periods ended July 31, 2004 (the “Press Release”). A copy of the Press Release is attached hereto as Annex 1 and is incorporated by reference into this Item 12.

     The information in this Form 8-K, including Annex 1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended. The disclosure in this Form 8-K, including Annex 1, of any financial information shall not constitute an admission that such information is material.

Signatures

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kirkland’s, Inc.
Date: August 9, 2004	By:	/s/ Robert E. Alderson
Robert E. Alderson
President and Chief Executive Officer

ANNEX 1

News Release

Contact:	Rennie Faulkner
Executive Vice President & CFO
(731) 668-2444

KIRKLAND’S REPORTS SECOND QUARTER SALES

JACKSON, Tenn. (August 5, 2004) – Kirkland’s, Inc. (NASDAQ/NM: KIRK) today announced sales for the 13-week and 26-week periods ended July 31, 2004.

Net sales for the second quarter ended July 31, 2004, increased 7.3% to $84.7 million from $79.0 million for the second quarter ended August 2, 2003. Comparable store sales for the second quarter of 2004 decreased 3.4% compared with a 0.9% decrease for the second quarter of fiscal 2003 and the Company’s previous guidance for the quarter of a decrease of 4% to 6%. The Company opened 15 stores and closed 4 stores during the quarter and is on target to achieve a net increase of 40 stores for fiscal 2004.

Net sales for the 26-week period ended July 31, 2004, increased 9.8% to $167.3 million from $152.4 million for the 26-week period ended August 2, 2003. Comparable store sales for the 26 weeks ended July 31, 2004, decreased 1.0% compared with a 1.9% increase in the prior-year period.

The Company will release its second quarter results before the market opens on August 26, 2004, and hold its regularly scheduled second quarter earnings conference call later that day at 10:00 a.m. EDT.

Robert Alderson, Kirkland’s President and Chief Executive Officer, said, “The pickup in sales that we experienced in July was partially driven by additional clearance activity to position inventories correctly for the second half of the year. As a result, our stores are well prepared for new merchandise arrivals in the weeks ahead. We remain comfortable with our previous guidance of a loss of $0.12 to $0.16 per diluted share for the quarter.”

Kirkland’s, Inc. was founded in 1966 and is a leading specialty retailer of home décor in the United States, operating 290 stores in 36 states. The Company’s stores present a broad selection of distinctive merchandise, including framed art, mirrors, candles, lamps, picture frames, accent rugs, garden accessories and artificial floral products. The Company’s stores also offer an extensive assortment of holiday merchandise, as well as items carried throughout the year suitable for giving as gifts. More information can be found at www.kirklands.com.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland’s actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the home décor industry in general and in Kirkland’s specific market areas, inflation, product availability and growth opportunities, seasonal fluctuations, and economic conditions in general. Those and other risks are more fully described in Kirkland’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on April 15, 2004. Kirkland’s disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.